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                                                                    EXHIBIT 99.5

         NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON

         EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.


                            -------------------------
                          COMMON STOCK PURCHASE OPTION

                                                                  150,000 Shares

Original Issue Date:  May 11, 1999

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, the undersigned CCC Partnership or assigns (the "Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, One Hundred Fifty Thousand (150,000) shares of the Common Stock, $0.04 par value (the "Common Stock"), of Proactive Technologies, a Delaware corporation (the "Company"), at an exercise price of $1.25 per share (the "Exercise Price"), from J. T. Williams, Jr. ("Grantor"). Each share of Common Stock as to which this Option is exercisable is a "Option Share", and all such shares are collectively referred to as the "Option Shares."

         SECTION 1. EXERCISE OF OPTION.

         (a) This Option may be exercised in whole or in part, from time to time, on and after the Original Issue Date, and on or before 5:00 p.m., Eastern Time on July 20, 1999 (the "Expiration Date"), by delivery to the Grantor at Grantor's office at: 135 Waterfall Farms Drive - Clayton, Georgia 30525, of (i) a written notice in the form of the Notice of Exercise attached hereto, properly executed and completed by or on behalf of the Holder, (ii) a check payable to the order of the Grantor, in an amount equal to the product of the Exercise Price multiplied by the number of Option Shares specified in the Exercise Notice, and (iii) this Option (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

         (b) Upon timely receipt of the Exercise Materials, the Grantor shall, as promptly as practicable, and in any event within three (3) business days after Grantor's receipt of the Exercise Materials, cause to be executed and delivered to Holder a certificate or certificates representing the number of Option Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, as hereinafter provided, and, (x) if the Option is exercised in full, a copy of this Option marked "Exercised," or (y) if the Option is partially exercised, a copy of this Option marked "Partially Exercised" together with a new Option on the same terms for the unexercised balance of the Option Shares. All of the certificates evidencing Option Shares shall bear the legend set forth in Section 4 hereof. The stock certificate or certificates shall be registered in the name of the Holder of this Option or such other name as shall be designated in the Exercise Notice. As between Holder and Grantee, the date on which the Option shall be deemed to have been exercised (the "Exercise Date"), and the date the person in whose name any



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certificate for Option Shares is issued shall be deemed to have become the holder of record of such shares, shall be the date the Grantor receives the Exercise Materials, irrespective of the date of delivery by Grantor or the Company of a certificate or certificates evidencing the Option Shares to Holder.

         (c) All shares of Common Stock delivered by Grantor upon the exercise of this Option will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

         SECTION 2. ADJUSTMENTS TO OPTION SHARES. The number of Option Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

         (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Option shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Option would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest of the Holder of this Option, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Option. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2(a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the Holder of this Option and executed by the Grantor which provides that the Holder of this Option shall have the right to exercise this Option for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Option would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Option Shares and the Exercise Price in accordance with the provisions set forth in this Section 2.

         (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly

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or indirectly, additional shares of Common Stock (hereinafter referred to as
"Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Option Shares deliverable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision.

         (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Option Shares deliverable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

         (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Option shall thereafter be convertible into such number and kind of securities as would have been deliverable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Option Shares deliverable upon exercise of this Option immediately prior to such reclassification, and the Exercise Price shall be unchanged.

         (e) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Option, or in the Exercise Price, the Grantor shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Option and of the Exercise Price, together with the computation resulting in such adjustment.

         (f) The Grantee covenants and agrees that all Option Shares which may be issued will, upon delivery, be validly issued, fully paid and non-assessable.

         SECTION 3. GRANTOR REPRESENTATIONS.

         (a) Grantor now has and on each Option Exercise Date will have valid marketable title to the Option Shares free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this agreement; upon delivery of such Option Shares hereunder and payment of the purchase price as herein contemplated Holder will obtain valid marketable title to the Option Shares free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee legatee or beneficiary of Grantor.

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         (b) All consents, approvals, authorizations and orders required for the execution and delivery by Grantor of this agreement and the sale and delivery of the Option Shares to be sold by Grantor pursuant to this Agreement have been obtained and are in full force and effect, and Grantor has full legal right, power, authority and enter into and perform Grantor's obligation under this agreement and to sell, assign, transfer and deliver the Option Shares to be sold by Grantor hereunder.

         (c) This agreement has been duly executed and delivered by Grantor and is a valid and binding agreement of Grantor, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' priced generally or by general equitable principles; and the performance of this agreement with consummation of the transaction herein contemplated will not result in a material breach or a violation of any of the terms and provisions of or constitute a default under any material bond, debenture, note or other evidence of indebtedness, or under any material contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which Grantor's a party or which by Grantor or any of the options shares to be sold hereunder may be bound or, result in any violation of any law or order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Grantor or properties of Grantor.

         (d) Grantor has reviewed all of the filings made by the company with the Securities and Exchange Commission in the last 12 months. There are no material misstatements or omissions in any such filings.

         SECTION 4. TRANSFER OF SECURITIES.

         (a) This Option and the Option Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder of this Option, by acceptance of this Option, agrees to be bound by the provisions of Sections 4 and 5 and to indemnify and hold harmless the Grantor against any loss or liability arising from the disposition of this Option or the Option Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Option.

         (b) Each certificate for the Option Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted by the provisions hereof) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         Legend for Option Shares or other shares of capital stock:

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         NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON
         EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         (c) Holder recognizes and understands that this Option and the Option Shares have not been and may not be in the future registered under the Securities Act of 1933, as amended (the "Act"), the Georgia Securities Act of 1973, as amended (the "Georgia Act"), or any other state securities law. Any transfer of this Option (and once exercised, the Option Shares) may not be recognized by the Company unless such transfer is registered under the Act, the Georgia Act, and any other applicable state securities laws or effected pursuant to an exemption from such registration which may then be available. Any share certificates representing the Option Shares may be stamped with legends restricting transfer thereof in accordance with the Company's policy with respect to unregistered shares of its Common Stock.

         (d) Holder is acquiring this Option solely for Holder's own account for investment and not with a view to or for sale or distribution of the Option or any Option Shares and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing the option or any Option Shares. The entire legal and beneficial interest of the option and the Option Shares are for and will be held for the account of the Holder only and neither in whole not in part for any other person.

         SECTION 5. MISCELLANEOUS.

         (a) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or assigns of the Grantor and the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

         (b) Except as otherwise provided herein, this Option and all rights hereunder are transferable by the Holder in person or by duly authorized attorney upon surrender of this Option, properly endorsed, to the Grantor. The Grantor may deem and treat the Holder of this Option at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         (c) Notwithstanding any provision herein to the contrary, the holder hereof may not exercise, sell, transfer or otherwise assign this Option unless the Grantor and the Company are provided with an opinion of counsel reasonably satisfactory in form and substance to the Grantor, to the effect that such exercise, sale, transfer or assignment would not violate the Securities Act or applicable state securities laws.

         (d) This Option may be divided into separate Options covering one share of the Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Option at any time, or from time to time, upon the request of the

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holder of this Option and the surrender of the same to the Grantor for such purpose. Such subdivided Options shall be issued promptly by the Grantor following any such request and shall be of the same form and tenor as this Option, except for any requested change in the name of the holder stated herein.

         (e) All notices, requests, demands, and other communications required or permitted under this Option and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received (i) when personally delivered, (ii) the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or (iii) upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

         If to the Grantor:                     J. T. Williams, Jr.
                                                Waterfall Country Club
                                                135 Waterfall Farms Drive
                                                Clayton, Georgia  30525

         If to the Holder hereof, to the address set forth below:

                                                CCC Partnership
                                                366 Powder Springs Street
                                                Marietta, Georgia  30064

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without consideration of the conflict of laws rules thereof. The parties hereto agree that any appropriate state court located in Fulton County, Georgia, or any Federal Court sitting in the Northern District of Georgia, Atlanta Division, shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties hereto consent to the jurisdiction of such courts.

         (g) Upon receipt of evidence reasonably satisfactory to the Grantor of the loss, theft, mutilation or destruction of this Option, and in case of loss, theft or destruction, upon the agreement of the Optionholder to indemnify Grantor against any claims arising in connection with such lost, stolen or destroyed Option, or in the case of mutilation, upon surrender and cancellation of this Option, Grantor shall issue a new Option of like denomination and tenor as the Option so lost, stolen, mutilated or destroyed.

         (h) In the event any one or more of the provisions of this Option shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Option shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a valid, legal and enforceable provision, which comes closest to the intention underlying the invalid, illegal or unenforceable provision.


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         IN WITNESS WHEREOF, the Grantor has caused this Option to be executed, and to be dated as of the date first above written.


         GRANTOR:                                  WITNESS:



         Name:                                     Name:
              --------------------------               ------------------------
                  J. T. WILLIAMS, JR.

         HOLDER:



         ----------------------------------
         CCC PARTNERSHIP
         Name:    Arthur G. Weiss
         Address: 366 Powder Springs Street
                  Marietta, GA  30064




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